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                                                                    Exhibit 21.1


                             List of Subsidiaries
                             --------------------


         NAME                                 Jurisdiction of Incorporation
-------------------------                     -----------------------------
CrossWorlds Software GmbH                     Germany
CrossWorlds Software France S.A.R.L.          France
CrossWorlds Software Limited                  United Kingdom
CrossWorlds Software (Ireland) Limited        Ireland